EXHIBIT 10.29

         SENIOR SUBORDINATED PROMISSORY NOTE DATED MARCH 18, 1996 FROM THE COMPANY TO AND ACCEPTED BY CIBC INC. IN THE PRINCIPAL AMOUNT OF $15,000,000.


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                       SENIOR SUBORDINATED PROMISSORY NOTE
            DATED MARCH 18, 1996 FROM THE COMPANY TO AND ACCEPTED BY
               CIBC INC. IN THE PRINCIPAL AMOUNT OF $15,000,000.

$15,000,000                                                  New York, New York
                                                                 March 18, 1996

                  FOR VALUE RECEIVED, the undersigned, ALL AMERICAN SEMICONDUCTOR, INC., a Delaware corporation (the "BORROWER"), hereby unconditionally promises to pay to the order of CIBC INC. (the "LENDER"), at its office located at 425 Lexington Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of FIFTEEN MILLION DOLLARS ($15,000,000) on July 31, 1997 (the "MATURITY DATE").

                  The Borrower further agrees to pay interest from the date hereof until payment in full hereof in like money at such office on the unpaid principal amount hereof at a fluctuating rate per annum equal to the Alternate Base Rate PLUS the Applicable Margin, payable quarterly in arrears on the last day of each Interest Period. Whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed, and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. Each change in the interest rate resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Lender shall as soon as practicable notify the Borrower of the effective date and the amount of each such change in interest rate.

                  The Borrower still further agrees to pay to the Lender on the first day of each Interest Period (other than the initial Interest Period) a fee in an amount equal to 1-1/2% of the principal amount hereof outstanding on such date.

                  The Borrower may at any time prepay the principal amount hereof in full, without premium or penalty, upon at least four Business Days' irrevocable notice to the Lender specifying the date of prepayment, PROVIDED that any such prepayment of principal shall be in an amount equal to 100% of the principal amount hereof outstanding on the date of such prepayment. If any such notice is given, such amount shall be due and payable on the date specified therein, together with interest and all other amounts which have accrued and are owing hereunder on such date.

                  This Note is guaranteed as provided in the Subsidiaries Guarantee. Reference is hereby made thereto for a description of the nature and extent of the guarantees, the terms and conditions upon which the guarantees thereunder were granted and the rights of the holder of this Note in respect thereof.


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                                                                              2

                  1. DEFINED TERMS. As used in this Note, the following terms shall have the following meanings:

                  "ACCOUNTS RECEIVABLE": has the meaning ascribed to the term "Account" in Section 679.106 of the Florida Statutes, Uniform Commercial Code.

                  "ADDED VALUE TRANSACTION": as defined in subsection 2(a) hereof.

                  "AFFILIATE": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "ALTERNATE BASE RATE": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day PLUS 1/2 of 1%. For purposes hereof: "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Lender in connection with extensions of credit to debtors); and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three federal funds brokers of recognized standing selected by it. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "APPLICABLE MARGIN": (a) on any day during the initial Interest Period hereunder, a rate per annum equal to 4%; (b) on any day during any subsequent Interest Period, a rate per annum equal to the Applicable Margin in effect during the immediately preceding Interest Period PLUS 1/2 of 1%; and
(c) on any day on which an Event of Default shall have occurred and be continuing, a rate per annum which is 2% above the rate otherwise in effect as determined pursuant to clause (a) or (b) of this definition.

                  "ASSET VALUATION AMOUNT": on any date of determination, an amount equal to the sum of (a) 50% of Inventory on such date, PLUS (b) 85% of Receivables on such date.

                  "BLOCKAGE NOTICE": a written notice from the Borrower or SunTrust to the Lender that a Payment Event of Default has occurred and is continuing.


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                                                                              3

                  "BLOCKAGE PERIOD": with respect to any Blockage Notice, the period commencing on the related Blockage Period Commencement Date and ending on the date that the Lender receives written notice from SunTrust that the Payment Event of Default that was the basis for such Blockage Notice has been cured or waived.

                  "BLOCKAGE PERIOD COMMENCEMENT DATE": with respect to any Blockage Notice, the date that such Blockage Notice is received by the Lender.

                  "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "CHANGE IN CONTROL" (a) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) other than executive officers of the Borrower and Continuing Directors, members of their respective families and trusts under which any of the foregoing is a beneficiary, or a "group" consisting solely of such executive officers, Continuing Directors, family members and trusts (i) shall have acquired beneficial ownership of 30% or more of any outstanding class of capital stock having ordinary voting power in the election of directors of the Borrower or
(ii) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors or (b) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors; as used in this definition, "CONTINUING DIRECTORS" shall mean the directors of the Borrower on the date hereof and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

                  "CODE": the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

                  "CONSOLIDATED EBITDA": for any period, the revenues of the Borrower and its Subsidiaries for such period from continuing operations, MINUS associated costs (generally excluding Consolidated Interest Expense, income taxes, depreciation and amortization), determined in each case on a consolidated basis in accordance with GAAP consistently applied.

                  "CONSOLIDATED INTEREST EXPENSE": for any period, the amount of interest expense for such period of the Borrower and its Subsidiaries, determined on a consolidated

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                                                                              4

basis in accordance with GAAP, on the aggregate principal amount of their Indebtedness, determined on a consolidated basis in accordance with GAAP consistently applied.

                  "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "DEFAULT": any of the events specified in Section 5 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "EVENT OF DEFAULT": any of the events specified in Section 5 hereof, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "FIXED ASSETS": the Borrower's real property and improvements thereon, together with all machinery and equipment, furniture, furnishings and such other property of the Borrower as would be encompassed within the GAAP definition of "Fixed Assets".

                   "FIXED CHARGE COVERAGE RATIO": on any date of determination and for any period, the ratio, computed in accordance with GAAP consistently applied, of (a) Consolidated EBITDA for such period to (b) the sum of (i) Consolidated Interest Expense for such period, PLUS (ii) the amount of capital expenditures made by the Borrower and its consolidated Subsidiaries during such period.

                  "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

                  "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                   "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the

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                                                                              5

primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "INDEBTEDNESS": at any date, any obligation for money borrowed, whether or not evidenced by notes, bonds, debentures or other similar instruments, or any obligation under conditional sale or other title retention agreements or capitalized leases or any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage.

                  "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "INSOLVENCY EVENT": with respect to any Person, (i) such Person's commencing any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or such Person's making a general assignment for the benefit of its creditors; or (ii) there being commenced against such Person any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there being commenced against such Person any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) such Person's taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) such Person's generally not paying, or being unable to pay, or admitting in writing its inability to pay, its debts as they become due.


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                                                                              6

                  "INTEREST PERIOD": (a) initially, the period commencing on the date hereof and ending three months thereafter; and (b) thereafter, each period commencing on the first day following the last day of the immediately preceding Interest Period and ending three months thereafter (or, in the case of the Interest Period commencing in June 1997, ending on the Maturity Date).

                  "INVENTORY": on any date of determination of the Asset Valuation Amount, the reported value of "inventories" of the Borrower and its consolidated Subsidiaries, as disclosed on the most recent balance sheet furnished to the Lender in accordance with subsection 3(d) hereof (or, in the case of the initial determination of the Asset Valuation Amount hereunder, the preliminary unaudited balance sheet for the fiscal year ended December 31,
1995).

                  "LIABILITIES": as to any Person at any date, all liabilities of such Person, computed in accordance with GAAP applied on a consistent basis.

                  "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

                  "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or (b) the validity or enforceability of this Note or the Subsidiaries Guarantee or the rights or remedies, taken as a whole, of the Lender hereunder or thereunder.

                  "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NEW SUBSIDIARY":  as defined in subsection 3(g) hereof.

                  "NOTE": this Senior Subordinated Promissory Note, as the same may be amended, supplemented or otherwise modified from time to time.

                  "OBLIGATIONS": the collective reference to the unpaid principal of and interest on this Note and all other obligations and liabilities of the Borrower to the Lender hereunder (including, without limitation, interest accruing at the then applicable rate provided herein after the maturity hereof and interest accruing at the then applicable rate provided herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Note or any document made, delivered or given in connection herewith, whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of

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                                                                              7
counsel to the Lender that are required to be paid by the Borrower pursuant to the terms of this Note or the Subsidiaries Guarantee).

                  "PAYMENT EVENT OF DEFAULT": any default in the payment of the SunTrust Note (whether upon maturity, mandatory prepayment, acceleration or otherwise) beyond any applicable grace period with respect thereto, which default has not been confirmed in writing by SunTrust as having been either cured or waived.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "RECEIVABLES": on any date of determination of the Asset Valuation Amount, the reported value of "accounts receivable" of the Borrower and its consolidated Subsidiaries, as disclosed on the most recent balance sheet furnished to the Lender in accordance with subsection 3(d) hereof (or, in the case of the initial determination of the Asset Valuation Amount hereunder, the preliminary unaudited balance sheet for the fiscal year ended December 31,
1995).

                  "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 2615.

                  "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESPONSIBLE OFFICER": the chief executive officer, the president or the chief financial officer of the Borrower, but with respect to financial matters, only the chief financial officer of the Borrower.

                  "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.


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                                                                              8

                  "SUBSIDIARIES GUARANTEE": that certain Senior Subordinated Subsidiaries Guarantee, dated as of the date hereof, made by each of the Subsidiaries in favor of the Lender, as the same may be amended, supplemented or otherwise modified from time to time.

                  "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Note shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "SUBSIDIARY GUARANTORS": the Subsidiaries parties to the Subsidiaries Guarantee (each such Subsidiary, individually, a "SUBSIDIARY GUARANTOR").

                  "SUNTRUST": SunTrust Bank, Miami, N.A., formerly known as Sun Bank/Miami, National Association, in its capacity as lender under the SunTrust Credit Agreement.

                  "SUNTRUST CREDIT AGREEMENT": that certain Revolving Credit Agreement dated December 29, 1992 between the Borrower and SunTrust, as the same heretofore has been and hereafter may from time to time be amended, supplemented or otherwise modified.

                  "SUNTRUST LOANS": the loans made by SunTrust to the Borrower pursuant to the SunTrust Credit Agreement.

                  "SUNTRUST NOTE": the Revolving Line Note (as defined in the SunTrust Credit Agreement).

                  "SUNTRUST OBLIGATIONS": the collective reference to the unpaid principal of and interest on the SunTrust Note (including, without limitation, interest accruing at the then applicable rate provided in the SunTrust Credit Agreement after the maturity of the SunTrust Loans and interest accruing at the then applicable rate provided in the SunTrust Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and all other obligations and liabilities, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the SunTrust Credit Agreement, the SunTrust Note, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to SunTrust that are required to be paid by the Borrower pursuant to the terms of the SunTrust Credit Agreement).

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                                                                              9

                  2. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lender that:

                  (a) FINANCIAL CONDITION. The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1994 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Lazar, Levine & Company LLP, copies of which have heretofore been furnished to the Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 1995 and the related unaudited consolidated statements of income and of cash flows for the nine-month period ended on such date, included in the Form 10-Q filed by the Borrower with the Securities and Exchange Commission and copies of which have heretofore been furnished to the Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from September 30, 1995 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at September 30, 1995, other than the the Borrower's acquisition by merger of Added Value Electronics Distribution, Inc., a California corporation, and A.V.E.D.-Rocky Mountain,
Inc., a Colorado corporation (such acquisition, the "ADDED VALUE TRANSACTION").

                  (b) NO CHANGE. Since September 30, 1995, there has been no development or event which has had or would reasonably be expected to have a Material Adverse Effect.

                  (c) CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and


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                                                                             10

(d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (d) CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Borrower and each Subsidiary Guarantor have the corporate power and authority, and the legal right, to make, deliver and perform this Note or the Subsidiaries Guarantee, as the case may be, and, in the case of the Borrower, to borrow the loan evidenced hereby, and the Borrower and each Subsidiary Guarantor have taken all necessary corporate action to authorize, in the case of the Borrower, such borrowing on the terms and conditions hereof and to authorize the execution, delivery and performance hereof or of the Subsidiaries Guarantee, as the case may be. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person (other than SunTrust) is required in connection with the borrowing evidenced hereby or with the execution, delivery, performance, validity or enforceability hereof or of the Subsidiaries Guarantee. This Note has been duly executed and delivered on behalf of the Borrower, and the Subsidiaries Guarantee has been duly executed and delivered on behalf of each Subsidiary Guarantor. This Note constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, and the Subsidiaries Guarantee constitutes a legal, valid and binding obligation of each Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, subject in each case to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (e) NO LEGAL BAR. The execution, delivery and performance hereof and of the Subsidiaries Guarantee, the borrowing evidenced hereby and the use of the proceeds of such borrowing will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                  (f) NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (i) with respect to this Note, the Subsidiaries Guarantee or any of the transactions contemplated hereby or thereby, or (ii) which would reasonably be expected to have a Material Adverse Effect.

                  (g) NO DEFAULT. After the making of the loan evidenced hereby, neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  (h) OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold


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                                                                             11

interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by subsection 4(g) hereof.

                  (i) NO BURDENSOME RESTRICTIONS. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries has or would reasonably be expected to have a Material Adverse Effect.

                  (j)      TAXES. Each of the Borrower and its Subsidiaries
(i) has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and (ii) has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be), other than (A) in the case of the Subsidiaries, any such taxes, fees or other charges in an amount the failure to pay which could not reasonably be expected to have a Material Adverse Effect, and (B) in the case of the Borrower, any such taxes, fees and other charges in an aggregate amount not in excess of $5,000; no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  (k) FEDERAL REGULATIONS. No part of the proceeds of the loan evidenced hereby will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

                  (l) INVESTMENT COMPANY ACT; OTHER REGULATIONS. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

                  (m) SUBSIDIARIES. The following constitute all of the Subsidiaries of the Borrower as of the date hereof: Access Micro Products, Inc., All American Added Value, Inc., All American A.V.E.D., Inc., All American Semiconductor of Atlanta, Inc., All American Semiconductor of Canada, Inc., All American Semiconductor of Chicago, Inc., All American Semiconductor of Florida, Inc., All American Semiconductor of Huntsville, Inc., All American Semiconductor of Massachusetts, Inc., All American Semiconductor of Michigan, Inc., All American Semiconductor of Minnesota, Inc., All American Semiconductor of New York, Inc., All American Semiconductor-Northern California, Inc., All American Semiconductor of Philadelphia, Inc., All American Semiconductor of Phoenix, Inc., All American Semiconductor of Portland, Inc., All American Semiconductor of Rockville, Inc., All American Semiconductor of Salt Lake, Inc., All American Semiconductor of Texas, Inc., All American Technologies, Inc., All American Transistor of California, Inc.,

American Assemblies & Design, Inc., Aved Industries, Inc., Palm Electronics Manufacturing Corp. and All American Semiconductor of Washington, Inc.

                  (n) PURPOSE OF LOAN. The proceeds of the loan evidenced hereby shall be used by the Borrower, whether directly or indirectly, for working capital purposes in the ordinary course of business.

                  3. AFFIRMATIVE COVENANTS. The Borrower hereby agrees that, so long as any amount is owing to the Lender hereunder, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                  (a) CORPORATE EXISTENCE. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain, preserve and protect all rights, privileges, licenses, permits and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect; and conduct and operate its business in substantially the same manner in which presently conducted and operated (subject to changes in the ordinary course of business).

                  (b) MAINTENANCE OF PROPERTY; INSURANCE. Preserve and maintain all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Lender, upon written request, full information as to the insurance carried.

                  (c) OBLIGATIONS AND TAXES. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or in respect of its properties (other than, in the case of the Subsidiaries, any such taxes, assessments, charges or levies the failure to pay which could not reasonably be expected to have a Material Adverse Effect, and, in the case of the Borrower, any such taxes, assessments, charges and levies in an aggregate amount not in excess of $5,000), before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay and discharge, or to cause to be paid and discharged, any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and adequate reserves have been set aside on its books with respect to any such tax, assessment, charge, levy or claim so contested.

                  (d)      REPORTING REQUIREMENTS.  Furnish to the Lender:

                              (i)     as soon as available, but in any event no
later than ninety (90) days after the close of each fiscal year of the Borrower, a copy of the Borrower's report on Form 10-K for such fiscal year;

                              ii)     as soon as available, but in any event not
later than forty-five (45) days after the end of each fiscal quarter of the Borrower, a copy of the Borrower's report on Form 10-Q for such fiscal quarter;

                            (iii)     concurrently with the delivery of each
report referred to in clause (i) above, a certificate of the independent certified public accountants reporting on the financial statements contained in such report, stating that, in making the examination necessary therefor, no knowledge was obtained of any Default or Event of Default, except as specifically indicted in such certificate;

                             (iv)     concurrently with the delivery of the
reports referred to in clauses (i) and (ii) above, a certificate of a Responsible Officer of the Borrower: (A) stating that, to the best of his knowledge, each of the Borrower and its Subsidiaries, during such period, has kept, observed, performed and fulfilled in all material respects each and every covenant and condition contained in this Note, and that he has obtained no knowledge of any Default or Event of Default then existing hereunder except as specifically indicated in such certificate, and (B) showing in detail the calculations supporting such statement in respect of subsections 4(a) and 4(p) of this Note;

                              (v)     promptly upon receipt thereof, any
"Management Letter" received from the Borrower's independent certified public accountants, together with any comments made by the Borrower with respect thereto;

                             (vi)     promptly after the same are sent, copies
of all proxy statements, financial statements and reports which the Borrower sends to its stockholders, and promptly after the same are filed, copies of all regular, periodic and special reports (including, but not limited to, reports on Form 8-K), and all registration statements which the Borrower files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange;

                            (vii)     as soon as possible, and in any event,
within 30 days after any officer of the Borrower knows or has reason to know that any Reportable Event has occurred, a statement of a Responsible Officer of the Borrower setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC;

                           (viii)     promptly after the filing thereof with
the United States Secretary of Labor or the PBGC, copies of any annual or other report with respect to any Plan;

                            (ix)      promptly after receipt thereof, a copy of
each notice the Borrower receives from the PBGC relating to the PBGC's intention to terminate any Plan or to appoint a trustee to administer any Plan;

                             (x)      within 10 days after the service of
process or equivalent notice, written notice of any litigation, including arbitrations, and of any proceeding by or before any Governmental Authority where the amount involved or the nature of the proceeding would reasonably be expected to have a Material Adverse Effect;

                             (xi)     prompt written notice of (A) any Default
under any of the terms and provisions of this Note, (B) any change in executive officers, the Borrower's name or the form in which it is currently doing business, or (C) any default under any note, agreement, contract, indenture, document or instrument entered into or to be entered into by it, or any other matter, which has resulted in, or would reasonably be expected to result in, a Material Adverse Effect;

                            (xii)     within 10 days after the end of each
month, an account receivables aging summary report for such month; and

                           (xiii)     promptly, from time to time, such other
information relating to its business, properties, condition or operations, financial or otherwise, as the Lender may request.

                  (e) BOOKS AND RECORDS. Keep and maintain full and accurate accounts and records of its operations in accordance with GAAP consistently applied, and permit the Lender or any of its designated officers, employees, agents and representatives, to have access thereto (including computer data), and to make examination thereof at all reasonable times and as often as the Lender may require, and to inspect and otherwise check the Borrower's properties, real, personal and mixed.

                  (f) COMPLIANCE WITH LAW. Comply, in all material respects, with all Requirements of Law and orders of Governmental Authorities relating to the conduct of their respective businesses.

                  (g) NEW SUBSIDIARIES. Simultaneously with the formation or acquisition of any Subsidiary which is not among those listed in subsection 2(m) hereof (each, a "NEW SUBSIDIARY"), have such New Subsidiary guarantee the Obligations by becoming a party to the Subsidiaries Guarantee, all at the Borrower's sole expense.

                  (h) EXECUTION OF OTHER DOCUMENTS. Promptly upon demand by the Lender, execute or have executed all such additional agreements, documents and instruments in connection with this Note or the Subsidiaries Guarantee as the Lender may reasonably request.

                  4. NEGATIVE COVENANTS. The Borrower hereby agrees that, so long as any amount is owing to the Lender hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (without the express written consent of or waiver by the Lender in accordance with the terms hereof):

                  (a) FIXED CHARGE COVERAGE RATIO. On each date of determination set forth under the column headed "Determination Date" below, permit the Fixed Charge Coverage Ratio for the Borrower and its consolidated Subsidiaries for the period indicated opposite such "Determination Date" under the column headed "Measurement Period" below to be less than 1.10 to 1.00:

                  DETERMINATION DATE                  MEASUREMENT PERIOD
                  ------------------                  ------------------
                  June 30, 1996                       preceding three months
                  September 30, 1996                  preceding six months
                  December 31, 1996                   preceding nine months
                  March 31, 1997
                   and the last day of each
                   fiscal quarter thereafter          preceding twelve months.

                  (b) INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness at any time outstanding, except:

                              (i)     Indebtedness to the Lender hereunder;

                             (ii) amounts due for partial, progress or advance payments pursuant to purchase contracts;

                            (iii) Indebtedness for wages and salaries to employees (including all FICA, tax and pension accruals related thereto), rents due and payable in the ordinary course of business, accounts and other payables due to vendors of goods or services furnished in the ordinary and usual course of business with the Borrower, and any municipal, state and federal taxes payable in the ordinary course of business;

                             (iv) capitalized lease obligations for normal and customary office equipment and furniture;

                              (v)     Indebtedness incurred for capital
                  expenditures;

                             (vi) Indebtedness pursuant to the SunTrust Credit Agreement in a principal amount at any one time outstanding not in excess of $45,000,000;

                            (vii) the obligations arising from the Added Value Transaction; and

                           (viii) Indebtedness, other than that listed in the preceding clauses (i) through (vii), existing as of the date hereof (and any renewals, extensions, modifications or other refinancings thereof on substantially similar terms thereto), as disclosed in the financial statements referred to in subsection 2(a) hereof.

                  (c) TRANSACTIONS WITH AFFILIATES. Enter into any transaction with any Affiliate (other than a Subsidiary) unless such transaction is (i) not otherwise prohibited hereunder, (ii) in the ordinary course of the Borrower's or such Subsidiary's business and (iii) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with a Person which is not an Affiliate.

                  (d) DISPOSAL OF PROPERTY. Sell, lease, transfer or otherwise dispose of all or any substantial portion of its properties and assets now owned or hereafter acquired, except in the ordinary course of business and in compliance with all governmental requirements therefor which may now or hereafter exist.

                  (e) LIENS. From and after the date hereof, incur, create, assume or permit to exist any Lien of any nature whatsoever on any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                           (i) Liens in effect on the date hereof (A) in favor
                  of SunTrust securing the SunTrust Obligations and (B) securing Indebtedness permitted hereunder;

                           (ii) Liens for taxes or assessments and similar
                  charges either (A) not yet due; or (B) being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                           (iii) Liens incurred or pledges and deposits in
                  connection with worker's compensation, unemployment insurance, old age pensions and other social security benefits or securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds, and other obligations of like nature, incurred in the ordinary course of business;

                           (iv) non-consensual Liens imposed by law, such as
                  landlord's, mechanic's, carriers', warehousemen's, materialmen's and vendor's liens, incurred in good faith in the ordinary course of business;

                           (v)  Liens securing capital expenditures;

                           (vi)  Liens securing the Obligations.

                  (f) SALE AND LEASEBACK. Enter into any sale and leaseback arrangement with respect to any of its Fixed Assets.

                  (g) GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation, except:

                            (i) endorsements by the Borrower of negotiable instruments for collection in the ordinary course of business;

                            (ii) loans to its employees in an aggregate amount at any one time outstanding not to exceed $25,000;

                           (iii) guarantees made by Subsidiaries in favor of SunTrust in connection with the SunTrust Credit Agreement; and

                           (iv)   guarantees of the obligations of any
                  Subsidiary made by the Borrower in the ordinary course of business and in keeping with the current business practices of the Borrower and its Subsidiaries as of the date hereof.

                  (h) INVESTMENTS. Purchase, acquire or hold beneficially any stock or other securities of or evidences of indebtedness of, or make or permit to exist any investment in, or acquire or permit to exist any interest whatsoever in, or purchase all or a substantial part of the assets of, any other Person, except:

                           (i)  direct obligations of the United States
                  Government or any agency thereof, maturing in one year or less;

                           (ii) certificates of deposit or repurchase agreements
                  of any domestic commercial bank which has combined capital and surplus in excess of $100,000,000;

                           (iii) commercial paper maturing in 270 days or less
                  and rated as Prime-1 by Moody's Investors Service, Inc., or as A-1 by Standard and Poor's Ratings Services or similarly rated by any successor to either of such investment rating services;

                           (iv) prepayments for merchandise in the ordinary course of business;

                            (v) in the case of the Borrower, investments in its Subsidiaries, to the extent not otherwise prohibited hereunder;

                           (vi) the acquisition by the Borrower of Programming
                  Plus, Incorporated for a purchase price which includes cash consideration not in excess of $250,000 (excluding any contingent cash consideration, payable over time to the sellers, in an amount to be determined based upon a percentage of the future earnings of the acquired business); and

                           (vii) stock acquired towards repayment of Accounts
                  Receivable owing to the Borrower or any of its Subsidiaries.

                  (i) CONSOLIDATION, MERGER, ACQUISITION OF ASSETS. Consolidate with, or merge into, any other Person (other than Subsidiaries), acquire all or any substantial portion of the stock, property or assets of any other Person (other than Subsidiaries), or permit any Person (other than Subsidiaries), to merge into it, acquire any of its stock (other than through normal trading on public securities exchanges) or all or any substantial portion of its property or assets; PROVIDED that this subsection 4(i) shall be deemed not to apply to an acquisition by the Borrower of Programming Plus, Incorporated for a purchase price which includes cash consideration not in excess of $250,000 (excluding any contingent cash consideration, payable over time to the sellers, in an amount to be determined based upon a percentage of the future earnings of the acquired business).

                  (j) DIVIDENDS, DISTRIBUTIONS. Declare, pay, make or otherwise obligate itself for any dividend or distribution of assets to its shareholders (other than dividends payable solely in common stock of the Borrower).

                  (k) STOCK TRANSACTIONS. Redeem, purchase, retire or otherwise acquire, directly or indirectly, for a consideration, any shares of its Capital Stock, except as not otherwise prohibited hereunder and expressly permitted under the SunTrust Credit Agreement.

                  (l) PREPAYMENTS OF LONG-TERM INDEBTEDNESS. Repurchase, prepay, retire or redeem, other than as required by the terms of legally binding agreements existing on the date hereof or the refinancing of existing capital leases or other long-term Indebtedness or the repayments of the SunTrust Loans, any Indebtedness which, by its terms, matures more than one year from the date of such prepayment, except for payments or prepayments by the Borrower to the Lender on account of the Obligations as permitted hereunder.

                  (m) NATURE OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for businesses in which the Company and its Subsidiaries are engaged on the date hereof and business directly related to such existing businesses.

                  (n) CHANGE IN CONTROL. Permit a Change in Control to occur.

                  (o) SUBSIDIARIES' LIABILITIES. Permit any Subsidiary to incur, create, assume or permit to exist any Liabilities at any time outstanding, except (i) trade debt incurred in the ordinary course of business but at no time exceeding $20,000, (ii) Liabilities to the Lender or to SunTrust,
(iii) commissions payable, payroll and miscellaneous accruals, (iv) intercompany liabilities among the Borrower and its Subsidiaries, and (v) Liabilities in connection with such Subsidiary's premises or operating leases, employment agreements with its employees, and similar routine obligations, and Liabilities in connection with acquisitions of assets and businesses not otherwise prohibited hereunder (including, without limitation, deferred purchase price and noncompete payment obligations, obligations to assume liabilities and employment agreement obligations).

                  (p) ASSET VALUATION AMOUNT. Permit the Asset Valuation Amount, determined on the date hereof and on the last day of each fiscal quarter of the Borrower, to be less than the sum of (i) the outstanding principal amount of SunTrust Loans on such date of determination, PLUS (ii) the outstanding principal amount hereof on such date.

                  5. EVENTS OF DEFAULT. If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal hereof when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on this Note, or any fee or other amount payable hereunder, within five days after any such interest, fee or other amount becomes due in accordance with the terms hereof; or

                  (b) Any representation or warranty made by the Borrower herein or by any Subsidiary Guarantor in the Subsidiaries Guarantee or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Note or the Subsidiaries Guarantee shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower or any Subsidiary shall default in the observance or performance of any agreement contained in Section 4 hereof; or

                  (d) The Borrower or any Subsidiary shall default in the observance or performance of any other agreement contained in this Note (other than as provided in paragraphs (a) through (c) of this section), and such default shall continue unremedied for a period of 30 days; or

                  (e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal at final maturity of any Indebtedness (other than the obligations under this Note); or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; PROVIDED, HOWEVER, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $250,000; or

                  (f) There shall occur (i) an Insolvency Event with respect to the Borrower or (ii) an Insolvency Event with respect to any Subsidiary or Subsidiaries which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Lender is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any Subsidiary or Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $250,000 or more and, in the case of the Subsidiaries, such judgments or decrees would reasonably be expected to have a Material Adverse Effect, and, in all cases, such judgments or decrees shall not have been satisfied, vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) The Subsidiaries Guarantee shall cease, for any reason, to be in full force and effect or any Subsidiary Guarantor thereunder shall so assert;

then, and in any such event, (A) if such event is an Event of Default pursuant to paragraph (f) of this Section 5 by virtue of its being an event specified in clause (i) or (ii) of the definition of "Insolvency Event" hereunder with respect to the Borrower, automatically the principal hereof which remains due and outstanding at the time of such event (with accrued interest thereon) and all other amounts owing under this Note shall immediately become due and payable, and (B) if such event is any other Event of Default, the Lender may, by notice to the Borrower, declare the principal hereof which remains due and outstanding at the time of such event (with accrued interest thereon) and all other amounts owing under this Note to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 5, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                  6. SUBORDINATION. (a) The Borrower and the Lender agree that the Obligations are expressly "subordinate and junior in right of payment" (as that phrase is defined in paragraph 6(b) below) to the SunTrust Obligations.

                  (b) "SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT" means that:

                            (i) upon the occurrence of any Insolvency Event with respect to the Borrower, (A) all SunTrust Obligations shall be paid in full before any payment or distribution (other than a payment or distribution of securities which are subordinate to the payment of all SunTrust Obligations then outstanding) is made with respect to the Obligations; and (B) any payment or distribution of assets of the Borrower, whether in cash, property or securities (other than a payment or distribution of securities which are subordinate to the payment of all SunTrust Obligations then outstanding), to which the Lender would be entitled except for the provisions of this Section 6, shall be paid or delivered by the Borrower, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, directly to SunTrust, to the extent necessary to pay in full all SunTrust Obligations, before any payment or distribution shall be made to the Lender on account of the Obligations; and

                            (ii) unless and until the SunTrust Obligations have been paid in full and SunTrust's commitment to make loans under the SunTrust Credit Agreement has been terminated, without the express prior written consent of SunTrust, no interest or principal on account of this Note shall be paid (whether directly or indirectly, by set-off, redemption, purchase or otherwise) during such time as a Blockage Period is in effect.

                  (c) Subject to the payment in full of the SunTrust Obligations, the Lender shall be subrogated to the rights of SunTrust to receive payments or distributions of assets of the Borrower in respect of the SunTrust Obligations until the SunTrust Obligations shall be paid in full. For the purposes of such subrogation, payments or distributions to SunTrust of any money, property or securities to which the Lender would be entitled except for the provisions of this Section 6 shall be deemed, as between the Borrower and its creditors other than SunTrust and the Lender, to be a payment by the Borrower to or on account of the Obligations, it being understood that the provisions of this Section 6 are, and are intended solely, for the purpose of defining the relative rights of the Lender and SunTrust.

                  (d) The subordination of the Obligations to the SunTrust Obligations in accordance with this Section 6 shall continue to be effective, or be reinstated, as the case may be, to the extent that any payment in respect of the SunTrust Obligations is rescinded or must otherwise be disgorged, restored or returned by SunTrust in connection with any Insolvency Event.

                  7. MISCELLANEOUS. (a) AMENDMENTS AND WAIVERS. Neither this Note nor any of the terms hereof may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Lender and the Borrower. In the case of any waiver, the Borrower and the Lender shall be restored to their former positions and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  (b) NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, certified or registered mail return receipt requested, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Lender, or to such other address as may be hereafter notified thereby:

                 The Borrower:     All American Semiconductor, Inc.
                                   16115 Northwest 52nd Avenue
                                   Miami, Florida  33014
                                   Attention: Bruce M. Goldberg
                                   Fax: (305) 624-5258

                                   with a copy to:

                                   Rubin Baum Levin Constant Friedman & Bilzin
                                   2500 First Union Financial Center
                                   200 South Biscayne Boulevard
                                   Miami, Florida  33131
                                   Attention: Alan Axelrod, Esq.
                                   Fax: (305) 374-7593

                   The Lender:     CIBC Inc.
                                   425 Lexington Avenue
                                   New York, New York  10017
                                   Attention: Timothy E. Doyle
                                   Fax: (212) 856-3991

                                   with copies to:

                                   CIBC Credit Administration
                                   2 Paces West
                                   Atlanta, Georgia 30339
                                   Attention: Kim Perrone
                                   Fax: (707) 319-4950

                                   and

                                   CIBC Wood Gundy Securities Corp.
                                   425 Lexington Avenue
                                   New York, New York  10017
                                   Attention: Brian Gerson
                                   Fax: (212) 856-3991

                  (c) NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the Subsidiaries Guarantee shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  (d) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the Subsidiaries Guarantee and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Note.

                  (e)      PAYMENT OF EXPENSES AND TAXES. The Borrower agrees
(a) to pay or reimburse the Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Note, the Subsidiaries Guarantee and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Lender, (b) to pay or reimburse the Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Note, the Subsidiaries Guarantee and any such other documents, including, without limitation, the fees and disbursements of counsel to the Lender, (c) to pay, indemnify, and hold the Lender harmless from any and all administrative fees and any and all liabilities with respect to, or resulting from, any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Note, the Subsidiaries Guarantee and any such other documents, and (d) to pay, indemnify, and hold the Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Note, the Subsidiaries Guarantee and any such other documents (all of the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED that the Borrower shall have no obligation hereunder to the Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Lender. The agreements in this subsection shall survive repayment of the principal hereof and all other amounts payable hereunder.

                  (f) SUCCESSORS AND ASSIGNS. This Note shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Note without the prior written consent of the Lender.

                  (g) COUNTERPARTS. This Note may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Note signed by all the parties shall be lodged with the Borrower and the Lender.

                  (h) SEVERABILITY. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  (i)      INTEGRATION. This Note and the Subsidiaries
Guarantee represent the agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender relative to subject matter hereof not expressly set forth or referred to herein or in the Subsidiaries Guarantee.

                  (j) GOVERNING LAW. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  (k) SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

                           (i) submits for itself and its property in any legal
                  action or proceeding relating to this Note and the Subsidiaries Guarantee, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                           (ii) consents that any such action or proceeding may
                  be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                           (iii) agrees that service of process in any such
                  action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 7(b) hereof or at such other address of which the Lender shall have been notified pursuant thereto;

                           (iv) agrees that nothing herein shall affect the
                  right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                           (v) waives, to the maximum extent not prohibited by
                  law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  (l) ACKNOWLEDGEMENTS. The Borrower hereby acknowledges that:

                           (i)  it has been advised by counsel in the
                  negotiation, execution and delivery of this Note and the Subsidiaries Guarantee;

                           (ii) the Lender has no fiduciary relationship with or
                  duty to the Borrower arising out of or in connection with this Note or the Subsidiaries Guarantee, and the relationship between the Lender and the Borrower in connection herewith or therewith is solely that of debtor and creditor; and

                           (iii) no joint venture is created hereby or by the
                  Subsidiaries Guarantee or otherwise exists by virtue of the transactions contemplated hereby or thereby between the Lender and the Borrower.

                  (m) WAIVERS OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE OR THE SUBSIDIARIES GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

                  (n) WAIVER OF NOTICES. All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind, except as specifically provided herein to the contrary.

                  IN WITNESS WHEREOF, the Borrower has caused this Senior Subordinated Promissory Note to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

                                            ALL AMERICAN SEMICONDUCTOR, INC.

                                            By:     /s/ HOWARD L. FLANDERS
                                                    ---------------------------

                                            Name:    HOWARD L. FLANDERS
                                                    ---------------------------
                                            Title:   V.P & CFO
                                                    ---------------------------

Accepted and Agreed:

CIBC INC.

By:          /s/ TIMOTHY E. DOYLE
             --------------------

Name:        TIMOTHY E. DOYLE
             --------------------

Title:       MANAGING DIRECTOR
             --------------------